                                                                     EXHIBIT 8.2

                           STROOCK & STROOCK & LAVAN
                              SEVEN HANOVER SQUARE
                            NEW YORK, NEW YORK 10004

August 24, 1994

Health Equity Properties Incorporated
915 West Fourth Street
Winston-Salem, NC 27101

         Re: Registration Statement on Form S-4:

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of the proposed merger of Health Equity Properties Incorporated, a North Carolina corporation ("HEP"), with and into Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), as contemplated by the Amended and Restated Merger Agreement and Plan of Reorganization dated as of June 17, 1994 (the "Agreement"), substantially in the form included as Annex I to the Registration Statement on Form S-4 filed on the date hereof (the "Registration Statement"), initially filed as a Joint Proxy Statement and Prospectus with the Securities and Exchange Commission on August 3, 1994.

     In rendering this opinion, we have examined HEP's Articles of Incorporation, as amended, the Agreement and Prospectus incorporated by reference in the Registration Statement, the fairness opinion rendered by Equitable Securities Corporation included as Annex III to the Registration Statement, the fairness opinion rendered by Bear, Stearns & Co. Inc. included as Annex II to the Registration Statement and such other documents as we have deemed necessary or relevant for the purpose of this opinion. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of employees of HEP. We have also examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion.

     In rendering the opinion set forth herein, we have made the following assumptions, all of which we assume to be true and accurate on the date hereof and will continue to be true and accurate through and including the Closing
Date:

          1. There is no plan or intention on the part of the shareholders of HEP to sell, exchange, or otherwise dispose of a number of shares of HEP stock held prior to the Merger or Omega Common Stock received pursuant to the Merger which would cause HEP shareholders to own Omega Common Stock having a value as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of HEP as of the same date (including for purposes of this calculation HEP stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares).

          2. Each of HEP and Omega has qualified and will qualify as a real estate investment trust within the meaning of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ending on or before or including the Closing Date.

          3. Omega has no plan or intention to reacquire any of its stock issued in the transaction.

          4. Omega has no plan or intention to sell or otherwise dispose of any of the assets of HEP acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

          5. Following the Merger, Omega will continue the historic business of HEP or will use a significant portion of HEP's historic business assets in a business.

          6. The assumption by Omega of the liabilities of HEP pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of HEP to Omega pursuant to the Merger.

          7. Any liabilities of HEP to be assumed by Omega (or liabilities to which the transferred assets of HEP are taken subject to) will be liabilities incurred by HEP in the ordinary course of business. No liabilities of any person other than HEP will be assumed by Omega in the Merger, and none of the shares of HEP to be surrendered in exchange for Omega Common Stock in the Merger will be subject to any liabilities.

          8. There is no intercorporate indebtedness existing between Omega and HEP that was issued, acquired, or will be settled at a discount.

          9. On the date of the Merger, the fair market value of the assets of HEP will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

          10. The payment of cash in lieu of fractional shares of stock of HEP will be made for the purpose of saving Omega the expense and inconvenience of issuing fractional shares.

          11. None of the compensation received by any shareholder-employee of HEP pursuant to any employment, consulting or similar arrangement will be separate consideration for, or allocable to, any of his shares of HEP Common Stock. None of the shares of Omega Common Stock received by any shareholder-employee of HEP pursuant to the Merger will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement.

     We have also assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all records made available to us, (vi) the factual accuracy of all representations, warranties and other statements made by all parties, (vii) that HEP has been operated in accordance with applicable laws and the terms and conditions of applicable documents, and (viii) that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     We note that our opinion is based on our review of the documents described above, the statements and representations referred to above and in the Registration Statement and the Agreement, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change, after the date hereof, in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinion.

     Capitalized terms not defined herein have the respective meanings given such terms in the Agreement.

     Based on the foregoing, it is our opinion that for Federal income tax purposes:

          1. The Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code;

          2. No gain or loss will be recognized by HEP as a result of the consummation of the Merger, Section 361(a) of the Code;

          3. No gain or loss will be recognized by a holder of HEP Common Stock upon the exchange of shares of HEP Common Stock for shares of Omega Common Stock pursuant to the Merger, except that gain or loss will be recognized by a holder of HEP Common Stock on receipt of cash in lieu of a fractional share interest in Omega Common Stock, Section 354(a) of the Code;

          4. The aggregate adjusted tax basis of the Omega Common Stock received by a holder of HEP Common Stock pursuant to the Merger will be the same as the aggregate adjusted tax basis of the shares of HEP Common Stock surrendered in exchange therefor, decreased by the adjusted tax basis of the shares of HEP Common Stock allocable to any fractional share interest in Omega Common Stock for which cash is received, Section 358(a) of the Code;

          5. The holding period of the Omega Common Stock received by a holder of HEP Common Stock as a result of the Merger will include the holding period of the shares of HEP Common Stock surrendered in exchange therefor, provided that such HEP Common Stock is held as a capital asset at the Effective Time, Section 1223(1) of the Code;

          6. A holder of HEP Common Stock who receives cash in lieu of a fractional interest in Omega Common Stock will be treated as if the fractional share were distributed as part of the exchange and then as having received a cash distribution in redemption of such fractional share, resulting in gain or loss (or in certain circumstances, ordinary income) upon receipt of such cash taxed as provided in Section 302 of the Code; and

          7. A holder of HEP Common Stock who perfects his dissenters' rights under the laws of North Carolina and who receives payment for the "fair value" of his shares of HEP Common Stock will be treated as having received the payment in redemption of the shares, and the redemption will be subject to the conditions and limitations of Section 302 of the Code.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Joint Proxy Statement and Prospectus included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/ STROOCK & STROOCK & LAVAN
                                          -----------------------------
                                              STROOCK & STROOCK & LAVAN

                                        3